UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 15, 2010
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 15, 2010, MetLife, Inc., a Delaware corporation (the “Company”), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Funding” and, together with the Company, the “Borrowers”), entered into (i) a $3,000,000,000 Three-Year Credit Agreement (the “Three-Year Credit Agreement”) among the Borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Credit Suisse AG, New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Bank USA, National Association, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Book Managers, and (ii) a $1,000,000,000 364-Day Credit Agreement among the Borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Credit Suisse AG, New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Bank USA, National Association, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities, LLC, as Joint Lead Arrangers and Book Managers (the “364-Day Credit Agreement” and, together with the Three-Year Credit Agreement, the “New Credit Agreements”). The New Credit Agreements replaced (i) Borrowers’ existing Amended and Restated Five Year Credit Agreement, dated as of December 23, 2008, among the Borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent and letter of credit issuer and the other parties thereto (the “2008 Credit Agreement”), which would mature no later than June 20, 2014 (when taking into account Borrowers’ extension option) and (ii) the Company’s existing Letter of Credit and Reimbursement Agreement, dated as of December 22, 2009, among the Company, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, fronting l/c issuer and several l/c issuer, and the other parties thereto (the “2009 Credit Agreement,” and, together with the 2008 Credit Agreement, the “Old Credit Agreements”), which would mature no later than December 21, 2010. The Company and Funding terminated the 2008 Credit Agreement and the Company terminated the 2009 Credit Agreement upon entry into the New Credit Agreements. The facilities made available by the New Credit Agreements will be used for general corporate purposes (including, in the case of loans made under the facilities, to back up commercial paper and, in the case of letters of credit issued under the facilities, to support variable annuity policy and reinsurance reserve requirements). All borrowings under the Three-Year Credit Agreement must be repaid by October 15, 2013, except that letters of credit outstanding on that date may remain outstanding until no later than October 15, 2014. All borrowings under the 364-Day Credit Agreement must be repaid by October 15, 2011, except that letters of credit outstanding on that date may remain outstanding until no later than October 15, 2012, provided, however, that within a notice period prior to October 15, 2011 and in the absence of an occurrence and continuance of an “event of default” (as defined in the 364-Day Credit Agreement), the Borrowers may request a one-year extension of the maturity date for loans then outstanding under the 364-Day Credit Agreement, for which the Borrowers will pay to the lenders an extension fee in the amount of 1.0% of the principal amount of such loans outstanding on the maturity date.
The amount available under the New Credit Agreements may be increased to a maximum amount of $5,000,000,000, provided that no “event of default,” as defined in the New Credit Agreements, has occurred and is continuing. The Company is subject under each of the New Credit Agreements to a consolidated net worth requirement of $29.0 billion, excluding accumulated other comprehensive income. Amounts due under the New Credit Agreements may be accelerated upon an “event of default,” as defined in the New Credit Agreements, such as a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured, among others.
The lenders and the agents (and their respective subsidiaries or affiliates) under the New Credit Agreements have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.
The foregoing description of the New Credit Agreements is not complete and is qualified in its entirety by reference to the Three-Year Credit Agreement, which is filed as Exhibit 10.1 hereto, and the 364-Day Credit Agreement, which is filed as Exhibit 10.2 hereto, both of which are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the Company’s and Funding’s entry into the New Credit Agreements, the Company and Funding terminated the 2008 Credit Agreement effective October 15, 2010. Certain letters of credit outstanding under the 2008 Credit Agreement will continue to be outstanding under the Three Year Credit Agreement.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

10.1	Three-Year Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

10.2	364-Day Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Executive Vice President

Date:  October 15, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Three-Year Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

10.2	364-Day Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.